UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

August 4, 2003
Date of Report (date of earliest event reported)

Avanex Corporation

(Exact name of Registrant as specified in its charter)

Delaware	000-29175	94-3285348

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

40919 Encyclopedia Circle
Fremont, California 94538

(Address of principal executive offices)

(510) 897-4188

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Item 7. Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description

99.1	Transcript of conference call of August 4, 2003 relating to Avanex’s results for the fourth quarter and fiscal year ended June 30, 2003.

Item 12. Results of Operations and Financial Condition

     On August 4, 2003, Avanex Corporation (the “Company”) conducted a conference call relating to its results for the fourth quarter and fiscal year ended June 30, 2003. A transcript of this conference call is attached as Exhibit 99.1.

     In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, the Company provides pro forma net loss, pro forma net loss per share and pro forma operating expenses as additional information regarding its operating results. These non-GAAP financial measures are intended to supplement the user’s overall understanding of the Company’s current financial performance and its future prospects. The Company believes that these non-GAAP financial measures contain useful supplementary information to investors by identifying certain items that, when excluded from the GAAP results, may provide a better or more complete understanding of the Company’s core operating results. However, these non-GAAP financial measures are not intended to supersede or replace the Company’s GAAP results. A reconciliation of the non-GAAP results to the GAAP results is provided on the Company’s website at www.avanex.com under “financial news releases.” The Company’s management also uses this non-GAAP information and a variety of other measures in connection with evaluating, planning and operating the business because it believes that this additional information provides a more complete picture of the Company’s operating performance.

     This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

AVANEX CORPORATION

By:	/s/ ANTHONY A. FLORENCE

Anthony A. Florence
Senior Vice President, Corporate Affairs

Date: August 8, 2003

EXHIBIT INDEX

Exhibit No.	Description

99.1	Transcript of conference call of August 4, 2003 relating to Avanex results for the fourth quarter and fiscal year ended June 30, 2003.